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                                                                    Exhibit 21
                                                                    ----------

                               PGI INCORPORATED
                               ----------------
                                 SUBSIDIARIES
                                 ------------

                                  State of                    Relationship
                                  --------                    ------------
                                  Incorporation
                                  -------------

Sugarmill Woods, Inc.             Florida                    Wholly owned(1)
Burnt Store Marina, Inc.          Florida                    Wholly owned(1)
Punta Gorda Isles Sales, Inc.     Florida                    Wholly owned(1)
Burnt Store Utilities, Inc.       Florida                    Wholly owned(1)
Gulf Coast Credit Corporation     Florida                    Wholly owned(1)

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(1) Included in the Company's consolidated financial statements.
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